UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 18, 2013, the Board of Directors of Horizon Bancorp (the “Company”) adopted the Horizon Bancorp 2013 Omnibus Equity Incentive Plan (the “2013 Plan”), subject to shareholder approval. The Company intends to submit the 2013 Plan to its shareholders for approval at the Company’s 2014 Annual Meeting of Shareholders. A similar plan that the Company adopted and its shareholders approved in 2003, the Horizon Bancorp 2003 Omnibus Equity Incentive Plan (the “2003 Plan”), expired earlier this year. The 2013 Plan is effective for a ten-year term that commenced on February 1, 2013. The Company’s Board also approved forms for nonqualified stock option grants and performance share awards to be made under the 2013 Plan.

The 2013 Plan is administered by the Compensation Committee of the Company’s Board of Directors and provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Employees of the Company and its affiliates and non-employee directors of the Company are eligible to receive awards under the 2013 Plan, with a total of approximately 422 individuals currently eligible to participate and receive awards. The Compensation Committee will select the participants based on their functions and responsibilities, the value of the services they provide to the Company and other factors that the Committee deems relevant.

The shares authorized for issuance under the 2013 Plan consist of 491,700 shares rolled over from the expired 2003 Plan, plus an additional 200,000 shares, for a total of 691,700 shares. The number of shares authorized for issuance may be increased under limited circumstances, such as if shares issued under the 2003 Plan are forfeited, cancelled or expire unexercised in the future. The 2013 Plan limits the number of shares available for incentive stock options to 100,000 and for non-option awards to 400,000.

Performance shares will become earned and vested for a performance period to the extent (a) the set performance goals are satisfied, and (b) the participant is actively employed on the last day of the performance period (unless, during the performance period, he or she terminates employment due to death, permanent and total disability, retirement or there is a change in control).  If the performance goals are not satisfied, those performance shares eligible to be earned and vested during such performance period will be forfeited effective as of the last day of the performance period.  Nonqualified stock options will become vested and exercisable in accordance with the vesting schedule included in the grant agreements.

Forms for nonqualified stock option grants and performance share awards that may be granted under the 2013 Plan are attached as Exhibits 10.1 through 10.4 of this Current Report on Form 8-K, and the 2013 Plan is attached as Exhibit 4 to the Registration Statement on Form S-8 that the Company filed with the Securities and Exchange Commission on June 18, 2013, and are incorporated by reference herein. The above is only a brief description of the 2013 Plan and is qualified in its entirety by reference to the 2013 Plan and the attached award forms.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4	Horizon Bancorp 2013 Omnibus Equity Incentive Plan
10.1	Form of Nonqualified Stock Option Agreement
10.2	Form of Nonqualified Stock Option Agreement (Restrictive Covenant)
10.3	Form of Performance Share Award Agreement
10.4	Form of Performance Share Award Agreement (Restrictive Covenant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 18, 2013	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location

4	Horizon Bancorp 2013 Omnibus Equity Incentive Plan	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed on June 18, 2013.

10.1	Form of Nonqualified Stock Option Agreement	Attached

10.2	Form of Nonqualified Stock Option Agreement (Restrictive Covenant)	Attached

10.3	Form of Performance Share Award Agreement	Attached

10.4	Form of Performance Share Award Agreement (Restrictive Covenant)	Attached